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                                                                    EXHIBIT 99.1


PATRON SECURES $40 MILLION FUNDING COMMITMENT
Tuesday, January 14, 2003  7:00 am EST


Chicago, IL -- (BUSINESS WIRE) -- January 14, 2003 -- Patron Holdings, Inc. (OTCBB: PAHG) announced today that it has secured a firm commitment for a $40 Million combined debt/equity investment facility with an international group of private investors. This investment facility is comprised of $15 million in restricted common stock and up to an additional $25 Million in subordinated debt. Patron will use the financing to complete the TrustWave Corp. and Entelagent transactions, working capital needs, and to fund ongoing growth capital requirements in the information security space.


Under the terms of the facility agreement, the first tranche will be a $15 Million equity investment in exchange for 3,000,000 restricted shares of Patron common stock. The price per share is $5.00. Future tranches will be made at mutually agreed terms and reflect market conditions at that time.


In addition, Patron and the investors have agreed to jointly pursue wireless information security initiatives in Europe and Asia including several already identified client opportunities. This area represents a major market opportunity for Patron as estimates from the World Wireless Forum 2002, indicate that mobile payments in 13 key markets including Europe, Japan, Asia, and the US will rise to $55 billion Euros in 2007, from $5.5 billion Euros in 2002.


"We are delighted that we have secured, on very favorable terms, sufficient funding to complete our current transactions and execute our global strategy", commented Patrick J. Allin, Chief Executive Officer of Patron Holdings, Inc. "We also look forward to the prospect of working with our strategic investment partners on business development opportunities, particularly in Europe and Asia, where wireless network deployment for continuous information access and mobile payment services has outpaced measures to ensure its integrity."





Contacts:


    Patron Systems, Inc., Chicago         Capital Market Relations
    Marie Graul, 847-340-0527             Chris Rosgen, 949-481-9739
    IR@patronsystems.net                  chrisrosgen@capitalmarketrelations.com


About Patron Systems, Inc.


Patron Systems, Inc. is a development stage information security company incorporated in April 2002 to provide security services and technology products to global enterprises. Patron's Security Services Group intends to work with organizations to provide comprehensive, certifiable solutions for trusted information environments. Initial offerings are contemplated to include vulnerability assessments; compliance and certification reviews, training, remediation, monitoring, and managed services. Patron's Technology Products Group, through its planned acquisition of third generation software and hardware, plans to help enterprises address security needs holistically throughout the IT environment. Patron Systems intends to deploy products maintaining the highest standards of independence, product quality and functionality, as well as ROI for the client organization.


Forward Looking Statements


The statements made in this press release are forward-looking and are based on current expectations that are subject to a number of uncertainties and risks, and actual results may differ materially. The




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uncertainties and risks include, but are not limited to, the ability to complete the proposed reincorporation merger or any proposed acquisitions, the ability of Patron or the Company to execute effectively its business plan, changes in the market for information security solutions, changes in market activity, anticipated increases in customers, seasonality, the development of new products and services, the enhancement of existing products and services, competitive pressures (including price competition), system failures, economic and political conditions, changes in consumer behavior and the introduction of competing products having technological and/or other advantages. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. Statements made in this document that are not purely historical are forward-looking statements, including any statements as to beliefs, plans, expectations, or intentions regarding the future. The Company assumes no obligation to update information concerning its expectations.









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